Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-24247 of Walden Residential Properties, Inc. on Form S-8 of our report dated August 4, 1999, included in this Annual Report on Form 11-K of Walden Residential Properties, Inc. 401(k) Plan, for the year ended December 31, 1998.

/ s /   Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
August 25 , 1999

Dallas, Texas